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                                                                    EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants we hereby consent to the use of our report dated February 13, 1996, relating to the financial statements of Parkway Paging, Inc. (and to all references to our Firm) included in or made a part of this registration statement.



/s/ HUTTON, PATTERSON & COMPANY

Dallas, Texas
June 25, 1996